                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 4, 2000, with respect to the consolidated financial statements and schedule of Quorum Health Group, Inc. and subsidiaries included in the joint proxy statement/prospectus on Form S-4 of Triad Hospitals, Inc. related to the proposed merger of Quorum Health Group, Inc. and Triad Hospitals, Inc.

                                          /s/ Ernst & Young LLP

Nashville, Tennessee
January 18, 2001